Exhibit 99.2

Constant Contact Announces Second Quarter 2012 Financial Results

Quarterly revenue of $62.1 million increases 18% year-over-year

Raises revenue and adjusted gross EBITDA guidance for the year

WALTHAM, MA – July 26, 2012 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than half a million small organizations connect with their customers through a suite of online engagement marketing tools, today announced its financial results for the second quarter ended June 30, 2012.

“The second quarter marked another important step forward in our transformation from a single product company to an engagement marketing suite provider helping small businesses succeed. The addition of SinglePlatform and the continued expansion of our social, local and mobile capabilities are positioning Constant Contact to deliver a unique and powerful value proposition that enables small businesses to transform the way they create and nurture customer relationships,” said Gail Goodman, chief executive officer of Constant Contact.

“The combination of new customer additions, increased revenue per customer and improvements in customer retention contributed to revenue and adjusted EBITDA consistent with our expectations. With our core email marketing product delivering solid results and multiple new product initiatives in the early stages of ramping, we believe we are setting the stage for meaningful long-term growth,” continued Goodman.

Second Quarter 2012 Financial Metrics (Includes Impact of SinglePlatform Acquisition)

•	Revenue was $62.1 million, an increase of 18.2% compared to revenue of $52.5 million for the comparable period in 2011.
•	Gross margin in the second quarter was 70.3%, compared to 71.0% for the comparable period in 2011.
•	GAAP net loss was $500 thousand, compared to GAAP net income of $1.3 million for the second quarter of 2011.
•

GAAP net loss per share was $0.02, based on diluted weighted average shares outstanding of 30.4 million, compared to GAAP net income of $0.04 per share for the comparable period in 2011, based on diluted weighted average shares outstanding of 30.8 million.

•

Adjusted EBITDA was $8.1 million, consistent with the comparable period in 2011. Adjusted EBITDA for the second quarter of 2012 includes approximately $900 thousand in transaction and payroll expenses associated with SinglePlatform.

•	Adjusted EBITDA margin was 13.0%, compared to 15.3% for the comparable period in 2011.
•

Non-GAAP net income per diluted share was $0.11, based on diluted weighted average shares outstanding of 31.1 million, as compared to $0.15 per share for the comparable period in 2011, based on 30.8 million diluted weighted average shares outstanding.

•	Cash flow from operations was $5.2 million, compared to $8.4 million for the second quarter of 2011.
•	Capital expenditures were $5.2 million, compared to $4.5 million for the second quarter of 2011.
•	Free cash flow was $56 thousand, compared to $3.9 million for the second quarter of 2011.
•

The company had $81.1 million in cash, cash equivalents and short-term marketable securities at June 30, 2012, compared to $143 million at March 31, 2012. Constant Contact acquired SinglePlatform for approximately $63 million in cash consideration in June 2012.

Operating Metrics

•	Added 45,000 gross new unique paying customers in the second quarter consistent with the first quarter of 2012. This excludes SinglePlatform customers. (*)
•

Ended the second quarter with 525,000 unique paying customers, an increase from 510,000 unique paying customers at the end of the first quarter of 2012 and 470,000 unique paying customers at the end of the second quarter of 2011. This excludes SinglePlatform customers. (*)

•	Including SinglePlatform customers, Constant Contact ended the second quarter of 2012 with 535,000 unique customers. (*)
•

Average monthly revenue per unique customer, ARPU, for the second quarter was $39.98, up from $39.56 in the first quarter of 2012 and $37.86 in the comparable period in 2011. This excludes SinglePlatform customers.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the second quarter. This excludes SinglePlatform customers.

(*) Figures are rounded to nearest 5,000.

Other Recent Highlights

•

Announced the acquisition of SinglePlatform, a company that helps small businesses get discovered through web and mobile searches, for approximately $63 million in cash consideration. By providing a single place to update relevant business information, SinglePlatform enables businesses to reach more than 200 million consumers across its extensive publishing network, which includes network sites such as Foursquare, New York Times, YP and Urbanspoon. This generated approximately seven million digital storefront views for SinglePlatform listings in June alone.

•

Announced the general availability of SaveLocalTM, which allows small businesses to run deals on their terms. SaveLocal is focused on disrupting the daily deals market by allowing merchants to run deals that make sense financially, attract new customers and drive repeat business.

•

Expanded Constant Contact’s thought leadership with the launch of Gail Goodman’s book on Engagement Marketing, titled, Engagement Marketing: How Small Business Wins in a Socially Connected World. More information is available via http://engagementmarketing.com/.

•	Appointed Ken Surdan to the newly created role of senior vice president, product. Ken oversees product strategy, engineering and operations in this new role and reports directly to CEO Gail Goodman.

•

Announced the election of Jay Herratti to the company’s board of directors. Mr. Herratti was most recently the CEO of OpenGrid Media, which owns and operates leading local consumer brands such as Urbanspoon, Citysearch and InsiderPages. He previously served as CEO of Evite, as well as SVP Strategic Planning at IAC and Interim CEO of IAC Advertising Solutions.

“This remains an exciting period for Constant Contact. Email marketing posted strong results. Event Marketing, meanwhile, more than doubled revenue year-over-year and SinglePlatform is rapidly scaling their sales team to capture market demand. We are seeing significant interest in Social CampaignsTM and SaveLocal. We continue to fine-tune our go-to-market strategies to translate strong early adoption into paid users. We continue to believe that Constant Contact’s multi-product strategy will deliver acceleration in customer and revenue growth,” said Harpreet Grewal, chief financial officer of Constant Contact.

“We are in the middle of the summer months, which tend to be a seasonally slow period for small businesses. However, as we look ahead, we are raising our previously increased revenue guidance and are increasing adjusted EBITDA guidance for the full year 2012,” Grewal added.

Business Outlook

Based on information available as of July 26, 2012, Constant Contact is issuing guidance for the third quarter and full year 2012 as follows:

Third Quarter 2012:

Current Guidance (7/26/2012)

Total revenue	$63.7 m - $64.1 m

Adjusted EBITDA margin	15.5% - 16.0%

Adjusted EBITDA	$9.9 m - $10.3 m

Stock-based compensation expense	$3.7 m

GAAP net income	$400 thousand - $700 thousand

GAAP net income per share	$0.01 - $0.02

Non-GAAP net income per share*	$0.14 - $0.15

Diluted weighted average shares outstanding	31.2 m

Full Year 2012:

	Prior Guidance (4/26/2012)	Guidance Update (6/13/2012)	Current Guidance (7/26/2012)

Total revenue	Approximately $252 m	Additional $1 m contribution from SinglePlatform	$253 m - $254 m

Adjusted EBITDA margin	18.2% - 18.6%	14.0% - 14.5%	14.2% - 14.7%

Adjusted EBITDA	$45.8 m - $46.9 m	$35.4 m - $36.7 m	$35.9 m - $37.3 m

Stock-based compensation expense	$13.2 m	Not Provided	$14.3 m

GAAP net income	$8.6 m - $9.3 m	Not Provided	$1.2 m - $2.1 m

GAAP net income per share	$0.27 - $0.30	Not Provided	$0.04 - $0.07

Non-GAAP net income per share*	$0.86 - $0.90	Not Provided	$0.51 - $0.55

Diluted weighted average shares outstanding	31.6 m	Not Provided	31.3 m

Estimated effective tax rate	~40%	Not Provided	~40%

Estimated cash tax rate	~3%	Not Provided	~10%

*non-GAAP net income per share calculated using an estimated cash tax rate

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is calculated by taking GAAP net income, adding back depreciation and amortization, stock-based compensation, adjusting for taxes, then subtracting interest and other income, net. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.

Non-GAAP net income is calculated by adding back stock-based compensation expense and then adjusting for the non-cash portion of income taxes. Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the diluted weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to be paid by estimated annual profit before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and certain senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact second quarter 2012 financial results conference call
When:	Thursday, July 26, 2012
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/(live and replay)

Live and replay conference ID code: 96792658

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact wrote the book on Engagement Marketing™ — the new marketing success formula that helps small organizations create and grow customer relationships in today’s socially connected world. More than half a million small businesses, nonprofits and associations worldwide use the company’s online marketing tools to generate new customers, repeat business, and referrals through email marketing, social media marketing, event marketing, local deals, digital storefronts, and online surveys. Only Constant Contact offers the proven combination of affordable tools and free KnowHow, including local seminars, personal coaching and award-winning product support. The company further supports small organizations through its extensive network of consultants/resellers, technology providers, franchises and national associations.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s evolving multi-product strategy, the value proposition associated with the company’s suite of products, the company’s long-term growth prospects, expectations associated with the company’s Social Campaigns, SaveLocal, Event Marketing and SinglePlatform offerings, the acceleration in the company’s customer growth and revenue, and the financial guidance for the third quarter of 2012 and full year 2012. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully integrate SinglePlatform, the company’s ability to continue to successfully sell SinglePlatform’s product offering, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, including the Social Campaigns and SaveLocal products and the SinglePlatform offering, adverse regulatory or legal developments, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

###

(CTCT-F)

Media Contact:

Erika Dornaus

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$62,072	$52,527	$122,010	$102,542
Cost of revenue	18,434	15,233	36,033	$29,916

Gross profit	43,638	37,294	85,977	72,626

Operating expenses:
Research and development	9,804	7,549	19,275	14,987
Sales and marketing	25,836	22,515	51,554	46,749
General and administrative	8,404	5,918	15,968	11,696

Total operating expenses	44,044	35,982	86,797	73,432

(Loss) income from operations	(406)	1,312	(820)	(806)
Interest income and other income (expense), net	62	95	133	184

(Loss) income before income taxes	(344)	1,407	(687)	(622)
Income tax (expense) benefit	(118)	(133)	443	53

Net (loss) income	$(462)	$1,274	$(244)	$(569)

Net (loss) income per share:
Basic	$(0.02)	$0.04	$(0.01)	$(0.02)
Diluted	$(0.02)	$0.04	$(0.01)	$(0.02)
Weighted average shares outstanding used in computing per share amounts:
Basic	30,380	29,497	30,275	29,404
Diluted	30,380	30,770	30,275	29,404

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net (loss) income	$(462)	$1,274	$(244)	$(569)
Subtract:
Interest income and other income (expense), net	62	95	133	184
Income tax (expense) benefit	(118)	(133)	443	53
Add back:
Depreciation and amortization	4,684	3,492	8,969	7,032
Stock-based compensation expense	3,776	3,242	7,075	5,851

Adjusted EBITDA	$8,054	$8,046	$15,224	$12,077

Divide by:
Revenue	$62,072	$52,527	$122,010	$102,542
Adjusted EBITDA margin	13.0%	15.3%	12.5%	11.8%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net (loss) income	$(462)	$1,274	$(244)	$(569)
Adjust:
Non-cash portion of income tax (expense) benefit	(10)	(79)	659	(158)
Add back:
Stock-based compensation expense	3,776	3,242	7,075	5,851

Non-GAAP net income	$3,324	$4,595	$6,172	$5,440

Non-GAAP net income per share: diluted	$0.11	$0.15	$0.20	$0.18
Weighted average shares outstanding used in computing per share amounts	31,053	30,770	31,086	30,822

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$5,227	$8,424	$16,107	$16,646
Subtract:
Acquisition of property and equipment	5,171	4,541	10,644	8,829

Free cash flow	$56	$3,883	$5,463	$7,817

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities
Net loss	$(244)	$(569)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,969	7,032
Amortization of premiums on investments	296	331
Stock-based compensation expense	7,075	5,851
Recovery of bad debts	(3)	—
Gain on sales of marketable securities	—	(12)
Deferred income taxes	(644)	158
Taxes paid related to net share settlement of restricted stock units	(326)	—
Change in operating assets & liabilities, net of effects from acquisitions:
Accounts receivable	(1)	(3)
Prepaid expenses and other current assets	(2)	(1,328)
Other assets	(406)	(1,032)
Accounts payable	95	1,851
Accrued expenses	(537)	1,674
Deferred revenue	1,874	2,812
Other long-term liabilities	(39)	(119)

Net cash provided by operating activities	16,107	16,646

Cash flows from investing activities
Purchases of marketable securities	(28,357)	(88,209)
Proceeds from maturities of marketable securities	31,167	19,144
Proceeds from sales of marketable securities	27,600	66,224
Payment for acquisitions, net of cash acquired	(68,487)	(15,000)
Acquisition of property and equipment	(10,644)	(8,829)

Net cash used in investing activities	(48,721)	(26,670)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	3,657	2,309
Income tax benefit from the exercise of stock options	148	—
Proceeds from issuance of common stock pursuant to employee stock purchase plan	536	435

Net cash provided by financing activities	4,341	2,744

Net decrease in cash and cash equivalents	(28,273)	(7,280)
Cash and cash equivalents, beginning of period	49,589	32,892

Cash and cash equivalents, end of period	$21,316	$25,612

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	443	271
Fair value of contingent consideration in connection with acquisition in accrued expenses and other long-term liabilities	12,152	—

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	June 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$21,316	$49,589
Marketable securities	59,785	90,523
Accounts receivable, net	110	58
Prepaid expenses and other current assets	8,942	8,891

Total current assets	90,153	149,061
Property and equipment, net	36,851	34,263
Restricted cash	750	750
Goodwill	95,505	18,935
Acquired intangible assets, net	7,974	3,046
Deferred tax assets	14,228	12,960
Other assets	2,860	2,363

Total assets	$248,321	$221,378

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$9,049	$8,906
Accrued expenses	17,739	10,515
Deferred revenue	31,467	28,983

Total current liabilities	58,255	48,404
Other long-term liabilities	7,898	2,052

Total liabilities	66,153	50,456

Common stock	305	301
Additional paid-in capital	201,568	190,039
Accumulated other comprehensive income	18	61
Accumulated deficit	(19,723)	(19,479)

Total stockholders' equity	182,168	170,922

Total liabilities and stockholders' equity	$248,321	$221,378